UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 24, 2008

ANIMAL HEALTH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33273	71-0982698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7 Village Circle, Suite 200
Westlake, Texas 76262
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (817) 859-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

(a)           On September 24, 2008, the Audit Committee of the Board of Directors (the “Audit Committee”) of Animal Health International, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.  KPMG was notified of its dismissal on September 24, 2008.

During the years ended June 30, 2007 and 2008, and through the interim period ended September 24, 2008, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their opinion; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended June 30, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended June 30, 2008 and 2007, contained a separate paragraph stating that "as discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Interpretation 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" in fiscal year 2008 and the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards 123 (revised 2004), "Share-Based Payment" in fiscal year 2007."

The audit report of KPMG on the effectiveness of internal control over financial reporting as of June 30, 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates in a separate paragraph,  that its audit of internal control over financial reporting of the Company excluded an evaluation of internal control over financial reporting of Kane Veterinary Supplies, Ltd (Kane) which was acquired by the Company in October of 2007 and was excluded from management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2008. Kane's internal control over financial reporting was associated with total assets of approximately $23 million and total revenues of approximately $43 million that are included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended June 30, 2008.

The Company provided KPMG with a copy of the above disclosures, and KPMG furnished the Company with a letter addressed to the Securities and Exchange Commission.  A copy of such letter from KPMG, dated September 30, 2008, is attached hereto as Exhibit 16.1.

(b)           On September 24, 2008, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2009. Grant Thornton accepted the appointment on September 24, 2008. During the years ended June 30, 2007 and 2008, including the interim period ended September 24, 2008, neither the Company nor anyone on its behalf has consulted with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated September 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ANIMAL HEALTH INTERNATIONAL, INC.

September 30, 2008	By:	/s/ Damian Olthoff
Damian Olthoff Secretary

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated September 30, 2008.